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                                                                EXHIBIT 8.2

                   [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]


                                                                HG/w

                                                        __ September, 1997

Stirling Cooke Brown Holdings Limited
Cedar House,
41 Cedar Avenue,
Hamilton HM 12,
Bermuda



Dear Sirs:

RE: STIRLING COOKE BROWN HOLDINGS LIMITED ("SCBH")
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We have acted as Bermuda counsel to SCBH, a Bermuda company, in connection with the proposed issue and sale of [number] ordinary shares ("Ordinary Shares"), par value $0.25 per share of SCBH.

In our capacity as Bermuda counsel to SCBH, we participated in the preparation of the Registration Statement ("Registration Statement") on Form S-1 (Registration No. 333-32995) with respect to the Ordinary Shares, which was filed with the Securities and Exchange Commission (the "Commission") under The Securities Act of 1933, as amended ("Act"), of the United States of America on 6 August, 1997 together with all amendments thereto duly filed in accordance with the Act.

Under current Bermuda law, there is no Bermuda income tax, withholding tax, capital gains tax or capital transfer tax levied on SCBH or its shareholders.

SCBH and its Bermuda subsidiaries have obtained a written undertaking from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (as amended) that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 28, 2016, be applicable to SCBH or any of its operations, or to the shares, debentures or other obligations of SCBH, except insofar as such tax applies to persons ordinarily resident in Bermuda and holding such shares, debentures or other
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obligations of SCBH or to any land leased or let to SCBH.

We hereby consent to the filing of this opinion with the Commission and as an exhibit to the Registration Statement and to the references to this Firm in the Registration Statement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda. Accordingly, we do not admit to being an expert within the meaning of the Act.

This opinion is to be governed by and construed in accordance with Bermuda law.

Yours faithfully,


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